Exhibit 99.1

ARAX & Romanian Municipality of Tuzla devise a DePIN Smart City Plan using intelligent street lights

The 1st - Private-public partnership with the Tuzla Municipality in Romania to implement a smart city solutions platform. By utilizing the DePIN platform

Tallahassee, Florida, USA, May 29, 2024

Tuzla, Romania – May 28, 2024 – ARAX Holdings Corp. is pleased to announce a groundbreaking private-public partnership (PPP) with the Tuzla Municipality in Romania to implement a smart city solutions platform. By utilizing the Decentralized Physical Infrastructure Network (DePIN) platform economy and ARAX’s cutting-edge blockchain, IoT, and AI technologies, this initiative aims to transform Tuzla into a model smart.

Smart City Solution Proposal for Tuzla, Romania

Tuzla, a charming commune in Constanța County, on the Black Sea shore, Romania with a population of just over 7,000 people, is set to become a bustling hub for commerce and tourism. However, like many cities around the world, Tuzla faces challenges in optimizing its resources to expand infrastructure within its borders, creating demand, and increasing revenue potential for the municipality. At the same time, it aims to save operational costs by implementing optimal solutions such as, intelligent street light management, decentralized connectivity, utility meter asset management, waste management, renewable energy consumption, decentralized data storage for reporting, and the management of supplying and distributing commodities

To address these challenges and transform Tuzla into a smart city prioritizing sustainability and efficiency, ARAX Holdings Corp. proposes implementing technological solutions. These solutions will not only improve the quality of life for residents but also attract more visitors to the city.

In a conversation with Tuzla's Mayor, Reșit Taner, we discussed implementing the ARAX Smart City DePIN and blockchain-based RWA and RWP management platform, integrated with the CorePass decentralized digital identity system for secure data storage, scalability, and accountability. Mayor Taner shared his insights on the matter.

"This ecosystem and infrastructure introduce intelligent street lighting and urban development that create jobs, leverage connectivity and income opportunities for our community and boost tourism."

Following discussions with the municipality of Tuzla, the mayor has approved the project to proceed with phases 1, 2, and 3. This ambitious project, leveraging smart street lighting and Lunaº Mesh for sustainable urban development, represents a significant step towards transforming Tuzla into a model smart city.

Project Overview and Objectives

Objective:

To establish a model for smart urban development in Tuzla, Romania, by implementing a pilot project centered around intelligent streetlights, using ARAX’s state-of-the-art technologies in blockchain, IoT, and AI. This project will demonstrate the potential for broader smart city integrations and set a scalable framework for future deployments.

Overview:

This initiative will commence with the deployment of smart streetlights powered by renewable energy, connected through the Internet of Things (IoT), and secured using blockchain technology. The project aims not only to provide the required street lighting but also to enhance urban efficiency, including secure connectivity and communication, reduce energy consumption, and improve city services, laying the groundwork for future smart city applications.

Project Phases

Phase 1: Planning and Feasibility

●	Stakeholder Engagement: Conduct workshops and meetings with local authorities, community leaders, and potential technology partners to gather input and align project objectives with community needs.

●	Needs Assessment: Perform a comprehensive analysis of the current urban infrastructure, identify key areas for improvement, and define specific targets for the intelligent streetlight implementation.

●	Technical Feasibility Study: Evaluate the existing urban grid and telecommunications infrastructure to integrate 2000-watt renewable energy systems and IoT devices without disrupting current services.

●	Financial Feasibility Study: Consider a community-funded software and infrastructure services platform, where, in cooperation with the Tuzla Municipality, we will evaluate an innovative implementation of a DePIN that showcases a visionary approach to community engagement and resource management.

Phase 2: Pilot Deployment

●	Renewable Energy Implementation: Equip each streetlight with vertical axis wind turbines, solar panels, wind controllers, hybrid inverters, energy storage batteries, and a backup connection to the electricity grid.

●	Smart Connectivity Deployment: Install Lunaº Mesh network nodes, microwave radio bridges, WiFi access points, LPWAN gateways, and decentralized storage platforms for robust IoT connectivity.

●	Blockchain Integration: Utilize ARAX BaaP for secure, decentralized operations, incorporating joint mining, decentralized storage platforms, CorePass digital identity, and NFT-enabled blockchain architecture for IoT asset authentication.

Phase 3: Expansion and Integration

●	Scalability Plans: Based on pilot results, expand the network of intelligent streetlights across Tuzla and integrate additional smart city solutions such as smart parking, waste management, WiGig access, and public Wi-Fi.

●	Integration with Municipal Services: Collaborate with local authorities to integrate these technologies into public service management, enhancing overall urban efficiency and responsiveness.

Future of DePIN Solutions and the Platform Economy

DePIN and the Platform Economy:

Decentralized Physical Infrastructure Networks (DePIN) represent the future of urban and economic development, enabling a shift from centralized to decentralized management of essential services. DePIN solutions are poised to revolutionize how cities like Tuzla manage resources, optimize services, and engage with their communities. By decentralizing the infrastructure, Tuzla can achieve greater efficiency, reduce costs, and create new economic opportunities for itself and its community.

The Sharing Economy and Private-Public Partnerships:

The success of DePIN solutions hinges on fostering strong private-public partnerships. In Tuzla, this collaboration will bring together ARAX Holdings Corp., the municipality, and the public to share resources, knowledge, and responsibilities. This shared economy model incentivizes residents and businesses to contribute to the city’s digital infrastructure, enhancing community engagement and ensuring the equitable distribution of economic benefits.

Token Incentivization:

DePINs rely on tokens, like the Core Token, to power the network. The Core Token Utility solution offering acts as a reward for individuals and entities that contribute resources such as Lunaº Mesh, Wi-Fi hotspots, decentralized storage, and network data collection and management services. These utility tokens can also be used to pay for services within the Core Ecosystem, such as data access, cloud storage, and more, creating a self-sustaining ecosystem that drives continuous improvement and innovation.

Implementation Strategy

Technology Integration:

●	Establish a comprehensive Lunaº Mesh network to ensure seamless IoT connectivity across the urban landscape.

●	Utilize ARAX BaaP for secure, decentralized operations, leveraging Core Blockchain technology for real-time data analytics and smart contract functionalities.

Pilot Operation:

●	Implement systems to monitor performance and dynamically adjust settings to optimize energy usage and light output based on environmental conditions.

●	Establish channels for continuous feedback from citizens and stakeholders to refine and adapt the project based on user experience and community impact.

Future Development:

●	Plan for the gradual integration of other smart technologies based on the success of the pilot project.

●	Emphasize the development of solutions that enhance environmental sustainability and urban livability.

Addressing Smart City Challenges

●	Data Privacy and Security: Integration of CorePass with ARAX’s digital management platforms ensures encrypted data transmission and storage, robust authentication protocols, and full compliance with international data protection regulations.

●	Inclusive, Shared Economy: Engage a local workforce for the installation and maintenance of the smart infrastructure, fostering local employment, and ensuring that economic benefits are distributed throughout the community.

●	Optimization for a Tuzla Data Economy: Utilize data collected from intelligent streetlights and other IoT devices to optimize municipal services such as traffic management, environmental monitoring, and public safety.

Summary

This PPP cooperation outlines a transformative approach to urban management and infrastructure development through the integration of advanced technologies in Tuzla. By leveraging ARAX’s innovative solutions, the pilot project aims to set a benchmark for smart cities, emphasizing sustainability, efficiency, and community involvement.

The collaboration between ARAX Holdings Corp. and the municipality of Tuzla, supported by the involvement of the public, is essential for achieving the common goals of sustainability, efficiency, and innovation in urban development. This project is poised to set a global benchmark for future smart city initiatives.

For more information, please contact:

investor@arax.cc

About ARAX Holdings Corp:

ARAX Holdings Corp. is a pioneer in blockchain technology and decentralized infrastructure solutions, dedicated to transforming enterprise data into strategic assets and fostering innovation in urban development.

https://coretoken.net/

https://lunamesh.com/

https://coreblockchain.net/

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